UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 3, 2013

MDU Resources Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-3480	41-0423660
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1200 West Century Avenue P.O. Box 5650 Bismarck, North Dakota 58506-5650 (Address of principal executive offices) (Zip Code) Registrant’s telephone number, including area code: (701) 530-1000

______________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors;
Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 3, 2013, MDU Resources Group, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Form 8-K”) to report that Nathan W. Ring had been appointed Vice President, Controller and Chief Accounting Officer of the Company, effective January 3, 2014.

The Company is filing this amendment to the Form 8-K to report that on February 12, 2014, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of the Company recommended, and on February 13, 2014, the Board approved, Mr. Ring’s compensation in connection with his promotion, including his 2014 annual incentive award opportunity and his long-term incentive award opportunity.

Effective January 3, 2014, Mr. Ring’s annual base salary increased from $145,000 to $172,000.

Mr. Ring’s 2014 target annual incentive award opportunity changed from 55% of annual base salary, or $79,750, to 40% of his new annual base salary, or $68,800. Mr. Ring’s 2014 annual incentive award opportunity was granted pursuant to the Company’s Executive Incentive Compensation Plan (the “EICP”) and has the same terms and conditions as the annual incentive award opportunities granted to executives at the MDU Resources Group level under the EICP, which are described in the Company’s Current Report on Form 8-K, dated February 12, 2014, and filed with the Securities and Exchange Commission on February 19, 2014 (File No. 1-3480), which description is incorporated herein by reference.

Mr. Ring’s 2014 target long-term incentive award opportunity was set at 40% of his new annual base salary, or $68,800 and consisted of performance shares granted under the Company’s Long-Term Performance-Based Incentive Plan. The terms and conditions of Mr. Ring’s long-term incentive award opportunity are described in the Company’s Current Report on Form 8-K, dated November 14, 2012, which was filed with the Securities and Exchange Commission on November 20, 2012 (File No. 1-3480), which description is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 19, 2014

MDU RESOURCES GROUP, INC.

By:	/s/ Doran N. Schwartz
Doran N. Schwartz
Vice President and
Chief Financial Officer